UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, Canada	L5N 2X7
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (905) 821-9669

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            On September 3, 2019, SunOpta Inc. (the “Company”) announced the appointment of Scott Huckins as Chief Financial Officer (“CFO”) of the Company. Robert McKeracher, who had been serving as the Company’s CFO, ended his service as an officer of the Company on September 3, but he will continue to be employed by the Company in an advisory capacity through the end of 2019 to ensure a seamless transition of his prior duties and responsibilities to Mr. Huckins.

            Mr. Huckins, age 52, served as Executive Vice President, CFO of Claire’s Stores, Inc., a $1.3 billion global retailer, from 2016 until joining the Company. Before Claire’s, Mr. Huckins was Vice President and Treasurer of Sears Holdings and President of Sears Re, a $4 billion Bermudan Class 3 captive reinsurance company, from 2012-2016. Prior to his tenure at Sears, Mr. Huckins spent two years as Vice President of Treasury, Tax and Investor Relations for RSC Holdings, Inc., a $3 billion equipment services company, from 2010-2012. Mr. Huckins also held various leadership roles at Koch Industries Inc. and affiliated companies from 2001-2008. Mr. Huckins earned a Master of Business Administration (with concentrations in Finance and Management Strategy) from Northwestern University and holds a Bachelor of Science degree in Finance from Arizona State University.

            In connection with Mr. Huckins’ appointment as CFO of the Company, the Company entered into an employment agreement (“Employment Agreement”) with Mr. Huckins, which sets forth terms and conditions of his employment. The Employment Agreement, which was approved by the Compensation Committee of the Board of Directors for the Company (the “Compensation Committee”) on August 29, 2019, has an effective date of September 3, 2019. Pursuant to the Employment Agreement, Mr. Huckins will receive a base salary of at least $550,000 annually (subject to annual review by the Company) and a lump sum cash signing bonus of $225,000. Mr. Huckins will also be eligible to receive an annual bonus based upon a target bonus amount of at least 75% of his base salary, upon achieving one or more pre-established performance goals to be determined by the Board of Directors or the Compensation Committee.

            Additionally, as part of the Employment Agreement, the Company and Mr. Huckins entered into the following agreements (collectively, the “Award Agreements”), providing for the grant of one-time equity awards to Mr. Huckins: (i) a Restricted Stock Award Agreement; (ii) a Stock Option Award Agreement; and (iii) a Performance Share Unit Award Agreement.

            Under the Restricted Stock Award Agreement, the Company granted Mr. Huckins 173,319 restricted stock units (the “Special RSUs”) as of September 3, 2019. The Special RSUs will vest in three equal annual installments beginning September 3, 2020. Each vested Special RSU will entitle Mr. Huckins to receive one common share of the Company.

            Under the Stock Option Award Agreement, the Company granted Mr. Huckins 262,182 time-based stock options (the “Special Stock Options”) as of September 3, 2019. The vesting of the Special Stock Options is subject to Mr. Huckins’ continued employment with the Company through September 3, 2022. Each vested Special Stock Option will entitle Mr. Huckins to purchase one common share of the Company at an exercise price of $2.38, which is equal to the closing price of the Company’s common shares as reported on the NASDAQ Global Select Market on September 3, 2019.

            The Performance Share Unit Award Agreement grants Mr. Huckins 346,638 performance stock units (the “Special Performance Units”) as of September 3, 2019. The vesting of the Special Performance Units is subject to (i) the satisfaction of certain fiscal year EBITDA (50% weight) and stock price (50% weight) performance conditions and (ii) Mr. Huckins’ continued employment with the Company through the applicable vesting date. For the EBITDA performance conditions, 57,773 of the Special Performance Units will vest upon the Company achieving annual adjusted EBITDA of $80,000,000, another 57,773 will vest upon the Company achieving annual adjusted EBITDA of $110,000,000, and the final 57,773 will vest upon the Company achieving annual adjusted EBITDA of $140,000,000, and subject to continued employment through the end of the fiscal year the EBITDA performance condition is achieved. For the stock price performance conditions, 57,773 of the Special Performance Units will vest upon achieving a volume weighted average trading stock price of $5.00 per share, another 57,773 will vest upon achieving a stock price of $9.00 per share, and the final 57,773 will vest upon achieving a stock price of $14.00 per share, in each case for 20 consecutive trading days and subject to continued employment through the date the stock price performance condition is achieved. Each vested Special Performance Unit will entitle Mr. Huckins to receive one common share of the Company without payment of additional consideration.

            The Company will issue additional Special RSUs, which will vest in three equal annual installments beginning September 3, 2020, equal to the number of common shares, not to exceed $412,500, purchased by Mr. Huckins on the open market between September 3, 2019 and December 12, 2019, with the value per share for this purpose equal to the average cost per share paid by Mr. Huckins in making such purchases. The Company shall also issue an additional number of RSUs (“2021 RSUs”) determined by dividing $412,500 by the closing price of the Company’s common stock on January 29, 2021 subject to the restrictions, terms and conditions set forth in the Award Agreement. These 2021 RSUs will vest on each of the first three anniversaries of the date of the grant, subject to Mr. Huckins continued employment with the Company. The Compensation Committee approved the terms and conditions of the equity awards and the Award Agreements as inducement equity awards outside the Company’s 2013 Stock Incentive Plan, in accordance with NASDAQ Listing Rule 5635(c)(4).

            The Employment Agreement also provides that, although Mr. Huckins will be employed on an at-will basis, if his employment is terminated by the Company without cause, he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to one times his then-current base salary, plus, his target bonus for the current year; and (iii) the immediate vesting of any granted and unvested Special RSUs and 2021 RSUs. The Employment Agreement also provides benefits in the event of death or total disability.

            In addition to the compensation and equity terms set forth in the Employment Agreement, the Employment Agreement contains customary covenants on confidentiality, non-competition and non-solicitation.

            The descriptions of the Employment Agreement and the Award Agreements are qualified in their entirety by the complete terms and conditions of the documents, each of which is filed as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 30, 2019, between SunOpta Inc. and Scott E. Huckins.

10.2	Restricted Stock Award Agreement, dated effective September 3, 2019, between SunOpta Inc. and Scott Huckins.

10.3	Stock Option Award Agreement, dated effective September 3, 2019, between SunOpta Inc. and Scott Huckins.

10.4	Performance Share Unit Award Agreement, dated effective September 3, 2019, between SunOpta Inc. and Scott Huckins.

99.1	Press Release, dated September 3, 2019, announcing the appointment of Scott Huckins as Chief Financial Officer.

99.2	Press Release, dated September 5, 2019, reporting inducement grants pursuant to NASDAQ Listing Rule 5635(c)(4) to Scott Huckins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett

Jill Barnett
Vice President and General Counsel

Date:	September 5, 2019